EXHIBIT 4.2
Warrant No. _______



                         COMMON SHARE PURCHASE WARRANT
                         -----------------------------

                        FIRST COMMUNITY BANCSHARES, INC.
                        --------------------------------

                    Warrant to Purchase _____ Common Shares



                    This is to certify that, for value received
________________________, or his/its registered assigns (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant ("Warrant"), from First Community Bancshares, Inc., an Indiana corporation (the "Company"), at any time on or after September 15, 1999 and prior to 5:00 p.m., Indianapolis, Indiana time, on the Expiration Date, at the Exercise Price, up to _____ shares (subject to adjustment as provided herein) of the Company ("Warrant Stock").

                    1.  Certain Definitions.  As used in this Warrant:
                        --------------------
                    (a) "Common Shares" shall mean shares of common stock of the Company and also includes shares of any capital stock of the Company hereafter authorized which are not limited to a fixed sum or percentage in respect of the rights of the holder thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

                    (b) "Exercise Price" shall mean the exercise price calculated according to Sections 3 and 4 of this Warrant.

                    (c) "Expiration Date" means December 13, 1999.

                    2.    Exercise of Warrant; Restrictions.
                          ----------------------------------
                    (a) This Warrant may be exercised, in whole or in part, from time to time, but subject to the restrictions and conditions specified herein, by presentation and surrender of this Warrant to the Company at its principal office (or such other office as the Company may designate by notice in writing to the Holder at the Holder's address appearing on the books of the Company), with the Subscription Form annexed hereto completed for purchase of the designated number of shares of Common Shares and duly executed and accompanied by payment of the Exercise Price due in connection with such exercise. Upon receipt by the Company of this Warrant, in proper form for exercise, and upon payment of the Exercise Price, the Holder shall, on the exercise date specified on the Subscription Form, be deemed to be the Holder of record of the Common Shares issuable upon such exercise, notwithstanding that certificates representing such Common Shares shall not then be actually issued and

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delivered to the Holder. As soon as is practicable after any exercise of this
Warrant and payment of the sum payable upon such exercise, and, in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder thereof, a certificate or certificates for the number of fully paid and nonassessable Common Shares or other securities or property to which such Holder shall be entitled upon such exercise.

                    (b) The Exercise Price may be paid in cash or by certified or cashiers check.

                    (c) Upon any partial exercise of this Warrant the Company, at its expense, will forthwith issue to Holder a new Warrant of like tenor calling in the aggregate for the number of Common Shares for which this Warrant shall not have been exercised.

                    3. Exercise Price. Subject to adjustment in accordance with
Section 4 of this Warrant, the Exercise Price shall be $11.00 per Common Share. After each adjustment of the Exercise Price pursuant to Section 4 hereof, the number of Common Shares issuable upon exercise of this or any subsequent issued Warrant shall be the number derived by multiplying the number of Common Shares purchasable immediately prior to such adjustment, by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the applicable adjusted Exercise Price.

                    4. Adjustment of Exercise Price and Number of Shares. The Exercise Price and number of Common Shares purchasable hereunder shall be subject to adjustment from time to time upon the happening of certain events as follows:

                    (a) Reclassification, Consolidation, Merger or Sale. In case of any reclassification or change of outstanding securities issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value or a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change other than a change in par value, or from par value to no par value, or from no par value to par value, or a subdivision or combination of outstanding securities issuable upon exercise of the Warrant), or in the case of the sale or transfer of all or substantially all of the Company's assets to any other corporation, the Company, or such successor corporation, as the case may be, shall, without payment of any additional consideration therefor, issue a new Warrant upon surrender of this Warrant, providing that the Holder thereof shall have the right to receive for each Common Share which the Holder hereof would have received upon exercise of this Warrant the kind and amount of shares, other securities, money and property receivable upon such reclassification, change, consolidation, merger, sale or transfer by a holder of one Common Share in connection with such events. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subsection (a) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

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

                    (b) Subdivision or Combination of Shares. If the Company, while this Warrant is outstanding, shall (i) subdivide its outstanding shares of Common Shares into a greater number of shares, (ii) combine its outstanding Common Shares into a smaller number of Common Shares, (iii) issue Common Shares as a stock dividend to Common Shareholders, (iv) issue any security into which Common Shares may hereafter be converted or (v) issue any equity security having voting, dividend, liquidation or other rights substantially equivalent to the Common Shares, the Exercise Price in effect prior to such action shall be adjusted so that the Holder of this Warrant thereafter shall upon the exercise hereof be entitled to receive the number of Common Shares of capital stock of the Company which the Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto. An adjustment made pursuant to subsection (b) shall become effective immediately after the record date in the case of any issuance of any Common Shares as a dividend or distribution and shall become effective immediately after the effective date, in the case of a subdivision, combination or reclassification.

                    (c) Notice of Adjustment. Whenever an adjustment occurs pursuant to this Section 4, the Company shall make a certificate signed, on behalf of the Company, by an officer setting forth, in reasonable detail, the event requiring the adjustment, the nature of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which any determination hereunder was made), and the number of securities purchasable under the Warrant, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to the Holder of this Warrant.

                    5. Notice of Stock Dividends, Subscriptions,
Recapitalizations, Reclassifications, Reconsolidations, Merger, Etc. If the Company shall pay any stock dividend or make any distribution other than a cash dividend to the Holders of its Common Shares, or shall offer for subscription to the holders of its Common Shares after the date hereof any additional Common Shares or any stock of any class of the Company or any other securities, and in the case of any capital reorganization, recapitalization, reclassification of the capital stock of the Company or a consolidation or merger of the Company with another corporation, or the final distribution, liquidation or winding up of the Company, or a sale of all or substantially all of its assets (whether voluntary or involuntary), then in any one or more of such cases, the Company shall mail to the Holder of this Warrant at the address of such Holder in the records of the Company, at least twenty (20) days prior notice of the date on which the books of the Company shall close (or record shall be taken) or such stock dividend, distribution or subscription rights, such reorganization, recapitalization, reclassification, consolidation, merger, dissolution, liquidation, winding up or sale shall take place, as the case may be. Such notice shall also specify the date on which shareholders of record shall be entitled to participate in such dividend, distribution or subscription rights or to exchange their shares for other securities or property pursuant to such reorganization, recapitalization, reclassification, consolidation or merger, and to receive their respective distributive shares in the event of such dissolution, liquidation, winding up or sale, as the case may be. Such notice shall also set forth the statement of the effect of such action (to the extent

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

then known) on the Exercise Price and the kind and amount of shares of the capital stock and property receivable upon exercise of this Warrant.

                    6. Reservation of Shares; Stock Fully Paid. The Company covenants and agrees that at all times there shall be authorized and reserved for issuance upon exercise of this Warrant such number of Common Shares as shall be required for issuance upon exercise of this Warrant, and that all shares which may be issued upon exercise hereof will, upon issuance, be fully paid and nonassessable.

                    7. Transfer of Warrant. The Company has appointed First Community Bank & Trust Company as registrar and transfer agent ("Registrar") for Warrants issued by the Company. Ownership of this Warrant may only be transferred by notation on the books of the Registrar of the name of the new owner after delivery to the Registrar at its principal office of a valid assignment in the form attached hereto.

                    8. Addresses for Notice. All notices and communications provided for herein shall be in writing and, except as otherwise specifically provided herein, shall be deemed given when hand delivered or sent by registered or certified mail, return receipt requested, or sent by overnight delivery service addressed as follows: (a) if the Company, to the Secretary of the Company at ______________________, __________________, Indiana; or (b) if
to the Holder, to the Holder's last known address as specified in writing to the Company, from time to time.

                    9. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Indiana.

                    10. Authorization. This Warrant shall not be valid for any purpose until it shall have been countersigned by the Registrar.

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

                    Dated as of ______________________, 1998.


                                    FIRST COMMUNITY BANCSHARES, INC.


                                    By:
                                       --------------------------------------
                                    Title: President

Attest:
-------


-------------------------------
Secretary

Countersigned First Community Bank & Trust Company as Registrar and Transfer Agent


By:
   -------------------------------
     Authorized Signature











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


                                  SUBSCRIPTION
                                  ------------


                    The undersigned, ____________________________, pursuant to the provisions of the Common Share Purchase Warrant dated ________________, 19___, attached hereto, hereby elects to purchase Common Shares of ___________, and herewith makes payment of the Exercise Price for such Common Shares in the aggregate ___________________ amount of $______________.


                                             ---------------------------------
                                             Printed:
                                                     -------------------------

Dated:

---------------------------









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


                                   ASSIGNMENT


                    The undersigned, __________________________, hereby sells, assigns and transfers to the persons indicated below all of the rights of the undersigned under the Common Share Purchase Warrant No. dated ___________________, 19___, a copy of which is attached hereto, with respect to that portion of Common Stock purchasable under the Warrant as indicated below:

   Name of Assignee               Address                  Number of Shares of
   ----------------               -------                Warrant Stock Assigned
                                                         ----------------------






                                           ------------------------------------
                                           Signature


                                           ------------------------------------
                                           Witness


Dated:
       --------------------------





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